Exhibit 99.1

Pyxis Oncology Provides Corporate Update and Reports Financial Results for First Quarter 2024

May 14, 2024

PYX-201 Phase 1 trial clinical readout on track for fall of 2024

Executive Leadership Team expanded with the appointment of Stephen Worsley as Senior Vice President, Chief Business Officer

PYX-106 Phase 1 trial clinical readout on track for 2H 2024

Expected cash runway into 2H 2026

BOSTON, May 14, 2024 (GLOBE NEWSWIRE) -- Pyxis Oncology, Inc. (Nasdaq: PYXS), a clinical stage company focused on developing next generation therapeutics to target difficult-to-treat cancers, today reported financial results for the first quarter ended March 31, 2024, and provided a corporate update.

PYX-201, a first-in-concept tumor stroma targeting antibody-drug conjugate (ADC) against the stromal Extradomain-B Fibronectin (EDB+FN) target, has dosed 42 patients in 8 cohorts since initiating the Phase 1 trial in March 2023 with continued enthusiasm for this agent by global investigators.

"Based on encouraging early responses with late-stage patients across multiple tumor types, we are actively studying dose ranges from 5.4 mg/kg to 8 mg/kg, refining our understanding of PYX-201's therapeutic window. We are on track to report the comprehensive dataset in the fall of 2024, and we look forward to the potential future robust development plan supported by our strong balance sheet," said Lara S. Sullivan, M.D., President and CEO of Pyxis Oncology.

Dr. Sullivan added, “We plan to dose an additional 16 patients with a focus on five tumor types of interest based on an assessment of factors including immunohistochemistry target expression, stromal volume, unmet medical need, and clinical judgment. Patient recruitment at these dose levels focuses on head and neck squamous cell carcinoma (HNSCC), non-small cell lung cancer (NSCLC), ovarian cancer, soft tissue sarcoma, and pancreatic ductal adenocarcinoma cancer (PDAC). We look forward to sharing the monotherapy development path for PYX-201 this fall alongside the dose escalation phase 1 dataset presentation. PYX-201 safety data continues to support go-forward monotherapy and potential combination development strategies.”

Pyxis Oncology continues to expand our understanding of PYX-201, and we were excited to share our latest preclinical data at the 2024 American Association for Cancer Research (AACR) Annual Meeting in San Diego, California, held from April 5 to 10, 2024. The preclinical data presented (Figure 1. Abstract #742) supports that PYX-201 is designed to have improved plasma stability, better potency, and tumor permeability due to optimized auristatin payload (Aur-0101) and improved linker stability through site-specific conjugation to engineered cysteine residues for a target DAR of 4. Across a panel of approximately 100 preclinical patient-derived xenograft (PDX) models representing ten tumor types, PYX-201 demonstrated broad, deep, and durable anti-tumor activity.

Another poster (Figure 2. Abstract #2908) Pyxis Oncology presented on PYX-201 detailed the development of an immunohistochemistry (IHC) assay to detect our novel EDB+FN protein target and shared our scoring method to quantify expression in tumor stroma. This research further supports that EDB+FN is broadly and predominantly expressed in tumor-induced stroma across multiple cancer indications (10 tumor types) with virtually no expression in healthy tissues.

Given the observed anti-tumor activity for our non-internalizing mechanism of action, Pyxis Oncology also had the opportunity to review insights from a legacy 2014 AACR poster (Figure 3. Abstract #4837) on the extracellular cleavage of ADCs that promotes bystander cell killing. This poster described mechanisms of extracellular proteolytic cleavage of ADCs and, for an EDB+FN-targeted ADC specifically, the release of Aur-0101 payload capable of bystander cell killing, which provides support for our novel mechanistic approach of payload cleavage in the extracellular matrix.

In summary, Pyxis Oncology’s preclinical data provides insights into the mechanism associated with this novel agent observed across multiple solid tumors. PYX-201 has potential applications in both monotherapy and combination therapy and maintains a well-tolerated safety profile based on the lack of EDB+FN expression in healthy cells.

Concurrently, Pyxis Oncology is actively enrolling our Phase 1 study evaluating PYX-106, a fully human immunotherapy antibody candidate aimed at inhibiting Siglec-15 activity in non-small cell lung cancer, colorectal cancer, breast cancer, and other tumors of interest. We plan to share the initial PYX-106 clinical results in the second half of 2024 after our PYX-201 results.

Pyxis Oncology is also delighted to announce the appointment of Stephen Worsley as its new Chief Business Officer. With a wealth of experience in the biotechnology and pharmaceutical sectors, Stephen brings invaluable expertise to Pyxis Oncology's leadership team.

In his role, Stephen will oversee Pyxis Oncology's business development strategies and forge partnerships to advance the company's assets, PYX-201 and PYX-106. His proven track record in fostering successful collaborations and executing strategic initiatives aligns seamlessly with Pyxis Oncology's mission to develop breakthrough treatments for patients with difficult-to-treat cancers. As a business development executive, Stephen has led negotiations of transformative and award-winning technology and clinical product partnerships for leading therapeutics companies, focused primarily on oncology with antibody and ADC modalities. These include global co-development agreements on behalf of Abgenix with Immunex/Wyeth (led to acquisition by Amgen for $2.7B) with Vectibix® (panitumumab); on behalf of Peregrine a deal with Oncologie Inc. for clinical Phase III level bavituximab; on behalf of Zosano Pharmaceutical with Asahi Kasei Pharma Corporation (AKP) Asahi Kasei Pharma Corporation (AKP) on ZP-PTH®; on behalf of Raven Biotechnologies with B7-H3 & B7-H4 mAbs with Macrogenics (leading to the merger of the two companies); and also on behalf of Raven with Abbott (AbbVie) a collaboration focused on five key mAbs (for ADC development) programs.

"We are thrilled to welcome Stephen to Pyxis Oncology as our Chief Business Officer," said Dr. Sullivan. "Stephen’s extensive experience, proven track record of transaction execution, and strategic vision will be instrumental as we continue the clinical development of our lead asset, PYX-201, a first-in-concept tumor stroma targeting ADC against EDB-fibronectin."

"Joining Pyxis Oncology is an extraordinary opportunity to contribute to a company that stands at the forefront of ADC research and development,” said Stephen. “I am excited to work with the team to build on their strong foundation and to help drive the development of transformative cancer treatments that could significantly impact patients' lives."

Stephen joins Pyxis Oncology from Lytix Biopharma, where he was the Chief Business officer and led numerous successful business development endeavors. His appointment underscores Pyxis Oncology's commitment to attracting top talent to drive its mission of transforming cancer care through innovation.

Program and Corporate Updates

•
PYX-201 in the PYX-201-101 trial: To date, 42 subjects have been dosed, and the Company will enroll an additional 16 patients. Pyxis Oncology expects to report study results, including efficacy, safety, pharmacokinetics (PK), preclinical insights, further development plans, and the expected timing of the next anticipated milestones in the fall of 2024.
•
PYX-106 in the PYX-106-101 trial: This is a phase 1 trial focusing on NSCLC and other tumor types. Study dosing is ongoing, with 24 subjects dosed to date. Preliminary data are anticipated in 2H 2024.
•
AACR Poster Presentations. Presented new PYX-201, PYX-106 and PYX-102 preclinical data at the AACR Annual Meeting.
•
Expanded Executive Leadership Team with the appointment of Stephen Worsley as Senior Vice President, Chief Business Officer.

Anticipated Upcoming Milestones

•
PYX-201: Report preliminary Phase 1 data and PK/PD results in fall of 2024
•
PYX-106: Report preliminary Phase 1 data and PK/PD results in 2H 2024, following the release of PYX-201 results

First Quarter 2024 Financial Results

•
As of March 31, 2024, Pyxis Oncology had cash and cash equivalents, including restricted cash, and short-term investments of $158.5 million. During Q1 2024, the Company raised gross proceeds of $10.8 million via an at-the-market (“ATM”) offering, completed a $50 million private placement, and sold the Company’s rights to royalties from the commercialization of Beovu® (brolucizumab-dbll) and another asset for a one-time payment of $8 million to Novartis. Pyxis Oncology expects to have the cash runway to fund operations into 2H 2026.
•
Revenues for the quarter ended March 31, 2024 were $16.1 million, compared to $0 for the quarter ended March 31, 2023. During the quarter, we entered into a settlement agreement with Novartis, pursuant to which we transferred our rights to future royalties on the net sales of Beovu® to Novartis for a one-time amount of $8.0 million and Novartis also agreed to forgo its right to reclaim royalties previously paid of $8.1 million to us and Apexigen. Both of these amounts were recognized as revenues, upon execution of the settlement agreement during the quarter ended March 31, 2024.
•
Research and development expenses were $13.0 million for the quarter ended March 31, 2024, compared to $11.9 million for the quarter ended March 31, 2023. The period-over-period increase was primarily due to increased clinical trial-related expenses for our ongoing Phase 1 clinical trials of PYX-201 and PYX-106.
•
General and administrative expenses were $8.2 million for the quarter ended March 31, 2024, compared to $9.1 million for the quarter ended March 31, 2023. The period-over-period decline was primarily due to lower professional and consultant fees.
•
Net loss was $3.3 million, or ($0.06) per common share, for the quarter ended March 31, 2024, compared to $19.2 million, or ($0.54) per common share, for the quarter ended March 31, 2023. Net losses for the quarters ended March 31, 2024 and 2023 included $4.3 million and $4.9 million, respectively, related to non-cash stock-based compensation expense.
•
As of May 13, 2024, the outstanding number of shares of Common Stock of Pyxis Oncology was 58,888,473.

About Pyxis Oncology, Inc.

Pyxis Oncology, Inc. is a clinical stage company focused on defeating difficult-to-treat cancers. The company is efficiently building next generation therapeutics that hold the potential for mono and combination therapies. PYX-201, an antibody-drug conjugate (ADC) that uniquely targets EDB+FN within the tumor stroma, and PYX-106, a fully human Siglec-15-targeting antibody designed to block suppression of T-cell proliferation and function, are being evaluated in ongoing Phase 1 clinical studies in multiple types of solid tumors. Pyxis Oncology’s therapeutic candidates are designed to directly kill tumor cells and to address the underlying pathologies created by cancer that enable its uncontrollable proliferation and immune evasion. Pyxis Oncology’s ADC and immuno-oncology (IO) programs employ novel and emerging strategies to target a broad range of solid tumors resistant to current standards of care. To learn more, visit www.pyxisoncology.com or follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. These statements are often identified by the use of words such as “on track,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “to be,” “will,” “would,” or the negative or plural of these words, or similar expressions or variations, although not all forward-looking statements contain these words. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur and actual results could differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified herein, and those discussed in the section titled “Risk Factors” set forth in Part II, Item 1A. of the Company’s Annual Report on Form 10-K filed with SEC on March 21, 2024, and our other filings, each of which is on file with the Securities and Exchange Commission. These risks are not exhaustive. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date hereof and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

Pyxis Oncology Contact

Pamela Connealy

CFO and COO

ir@pyxisoncology.com

FIGURES

Figure 1. AACR 2024 – Abstract Number: 742

PYX-201, a stroma-targeting ADC composed of an anti-EDB+FN antibody conjugated to Auristatin0101, demonstrates strong anti-tumor efficacy across multiple human cancer indications in pre-clinical PDX tumor models

Nicolas Severe[1], Amanda Facklam[1], Liz McMichael[1], Biplab Das[1], Sara Lewandowski[1], Justin Trickett[1], Liyang Diao[1], Chengfeng Merriman[1], Chuan Chen[1], Jianwen Feng[1], Shawn Harriman[1], Marsha Crochiere[1], Philipp Steiner[1], Jan Pinkas[1]

[1]Pyxis Oncology, Boston, MA

Abstract #: 742

PYXIS ONCOLOGY

Background

[1]

- Stroma includes the extracellular matrix, vasculature, cancer-associated fibroblasts and mesenchymal stromal cells in the tumor microenvironment (TME) and is crucial to support tumor growth, metastasis and resistance to treatment [1].
- Extra-domain B splice variant of fibronectin (EDB+FN) is a matrix protein that is abundantly expressed in the TME of many solid tumors with absent or low expression in normal adult tissue [2].
- PYX-201, a first-in-concept antibody-drug conjugate (ADC), is designed to target tumor stroma by binding to EDB+FN and then, in presence of proteases, releasing its toxic payload extracellularly into the TME.
- PYX-201 is designed to have improved plasma stability, better potency and tumor permeability due to optimized payload, linker technology and site-specific conjugation chemistry [2,3].
- Potential mechanisms of PYX-201 anti-tumor activity: 1) Toxic payload released in the TME diffuses into and kill tumor cells, 2) recycled payload released from dying tumor cell resulting in additional bystander activity and 3) immunogenic cell death.
- PYX-201 is an investigational drug currently in Phase I Clinical Trial (NCT05720117)

PYX-201 Chemical Structure

Anti-EDB+FN L19 K94R+κK183C+K290C — Linker — Spacer — Payload

PYX-201 is a site-specific ADC with a drug antibody ratio of 4 (DAR = 4).

PYX-201 is composed of an anti-EDB+FN monoclonal antibody mAb (fully human IgG1) derived from the L19 clone. The antibody was engineered with cysteines κK183C and K290C for site-specific conjugation. The final mAb is defined as an anti-EDB+FN-K(94)R-huIgG1-K290C-κK183C. The Auristatin-0101 payload was conjugated to the mAb via a mcValCitPABC linker [2].

Bystander Activity of PYX-201 In-Vitro

Luciferase activity
Caki-2 or WI-38 VA-13 2RA (EDB+FN positive)
HT-29-Luc (EDB+FN negative)

A
HT-29-Luc Monolayer
HT-29-Luc + Caki-2 Co-culture
RLU vs. Untreated
Non-targeted ADC
PYX-201
B
HT-29-Luc Monolayer
HT-29-Luc + WI-38 VA-13 2RA Co-culture

Proof-of-concept bystander activity of PYX-201 in a co-culture assay

HT-29 cells which are negative for EDB+FN were modified to express the Luciferase reporter and cultured as a monolayer or mixed with (A) Caki2 or (B) WI-38 VA-13 2RA (both are positive for EDB+FN) at a 1:3 ratio. Cells were treated with a non-targeted ADC or PYX-201 for 5 days at 8,000 ng/ml and Luciferase activity was measured to evaluate the amount of HT-29 cells in each well. HT-29 cells were sensitive to PYX-201 only when co-cultured with EDB+FN positive cells. The non-targeted ADC did not induce cell killing compared to the untreated condition.

These data demonstrate the bystander effect of PYX-201 in an in-vitro setting.

PDX Mini-Trial Study Objective and Design

Objective: Determine the breadth of PYX-201 anti-tumor activity across a panel of patient-derived xenograft (PDX) models

PDX Mini-Trial Study Design:

1) Models Selection
TMA 1
TMA 2
Immunohistochemistry (IHC) with L19-rabbit mAb on TMA cores
EDB+FN Digital H-score
% Stroma content
Doubling time
10 solid tumor indications
*PDX models with representative EDB+FN expression levels compared to human tumors by IHC were selected
(Poster # 2908)
2) Efficacy Study
Tumor fragment inoculation in Athymic Nude mice
Tumor growth
Saline Buffer
PYX-201
Randomization
Satellite Tumor
IHC staining & EDB+FN expression level scoring at day 0 dosing or similar Tumor Volume (TV)
Tumor growth
Vehicle group = control (C) group
- Dosing: (i.v.) q4d x4
- Tumor volume measurement
- Body weight measurement
PYX-201 treated (T) group:
- Dosing: (i.v.) q4d x4 at 3mg/kg
- Tumor volume measurement
- Body weight measurement

Calculate %T/C ratio ($TV_{treated}/TV_{control}$), Tumor Growth Inhibition (TGI=100-T/C), Tumor Regression (PD, SD, PR, CR) to evaluate PYX-201 anti-tumor activity

* PDX models were developed by Champions Oncology or Charles River Laboratories Germany GmbH

Broad PYX-201 Anti-Tumor Activity Across a Panel of PDX Models Determined by Calculation of Tumor Growth Inhibition (TGI) at Study End

A
Each bar represents the % change in mean Tumor Volume in treated group / mean Tumor Volume in vehicle group
% TVTreated / TVVehicle
TGI= 0%
TGI= 25%
TGI= 70%
TGI= 90%
B
Number of PDX models
No Anti-Tumor Activity TGI < 25%
Moderate Anti-Tumor Activity 25% < TGI < 70%
Strong Anti-Tumor Activity 70% < TGI < 90%
Very Strong Anti-Tumor Activity 90% < TGI

C
Breast ER+HR+Her2-
Pancreatic
Head&Neck
Sarcoma
Ovarian
NSCLC
Breast TNBC
Thyroid
Hepatocellular
Renal
Days Post Treatment

PYX-201 anti-tumor activity in pre-clinical PDX models:
(A) % Tumor growth inhibition (TGI) was calculated from the % $TV_{treated}$ / $TV_{vehicle}$ ratio at the terminal endpoint for the vehicle group (at least n=2 mice/group). Comparison of tumor growth in PYX-201 Treated group vs. Vehicle group showed that 49% of PDX models have strong (TGI >70%) to very strong (TGI > 90%) PYX-201 anti-tumor activity. (B,C) The PYX-201 anti-tumor activity is observed across all 10 solid tumor indications PDX models that were selected. Additional models are being tested.

These data demonstrate broad PYX-201 anti-tumor activity across multiple human cancer indications in pre-clinical PDX models.

PYX-201 induces tumor regression across a panel of PDX models

Tumor regression quantification in individual mice in the PYX-201 treated group:

- **Complete Response (CR):** Disappearance of measurable tumor for 2 or more consecutive measurements
- **Partial Response (PR):** ≥ 30% decrease in tumor volume from largest tumor volume for 2 consecutive measurements
- **Progressive Disease (PD):** ≥ 20% increase in tumor volume from baseline at study endpoint and no sufficient decrease during the study to qualify for PR
- **Stable Disease (SD):** Neither sufficient decrease or increase in tumor size to qualify as a PR or PD

4 7 17 15 13 18 4 12 15 3
Number of PDX models
% of mice
PD
SD
PR
CR
Thyroid cancer
Head & Neck
NSCLC
Sarcoma
Breast TNBC
Pancreatic cancer
Hepatocellular carcinoma
Renal cancer
Ovarian cancer
Breast ER+/PR+/HER2-

These data revealed the broad PYX-201 anti-tumor activity across multiple human cancer indications in pre-clinical PDX models.

PYX-201 induces long-term anti-tumor activity

A
Breast TNBC: CTG-3090
B
NSCLC: LXFA-2184
Tumor Volume (mm3)
Vehicle
PYX-201
Dosing day
Days Post Treatment

(A) One Breast TNBC and (B) one NSCLC PDX models that showed very strong PYX-201 anti-tumor activity were randomly selected for long-term evaluation. PDXs were monitored for >100 days, and no tumor relapse was observed demonstrating the long-term anti-tumor activity of PYX-201.

Conclusions

- **PYX-201 can kill EDB+FN negative cancer cells in a co-culture assay, demonstrating PYX-201 bystander activity in-vitro.**
- **The PDX Mini-Trial study identified a variety of pre-clinical tumor indications with strong PYX-201 anti-tumor activity and tumor regression. Data will continue to evolve as additional PDX models are being tested.**
- **Analyses evaluating potential correlations between EDB+FN expression and/or stroma density with PYX-201 anti-tumor activity are on-going.**

References

[1] Jurj et al., J Exp Clin Cancer Res 2022 Sep 16;41(1): 276.
[2] Hooper et al., Mol Cancer Ther 2022 Sep 6;21(9):1462-1472.
[3] Graziani et al., Mol Cancer Ther 2020 Oct; 19(10):2068-2078.
Servier Medical Art for figure design: https://smart.servier.com/

Contact Info: Presenting & Primary Author Nicolas Severe nsevere@pyxisoncology.com

www.pyxisoncology.com

Figure 2. AACR 2024 – Abstract Number: 2908

PYX-201, EDB+FN is an attractive target in oncology: Insights from protein expression analysis of solid tumors

Sara Lewandowski[1], Liyang Diao[1], Alyssa Quigley[1], Marsha Crochiere[1], Jan Pinkas[1]

[1]Pyxis Oncology, Boston, MA

Abstract # 2908

PYXIS ONCOLOGY

Background

- Stroma plays a major role in the initiation, growth, survival, and drug-resistance of solid tumors, yet few therapeutics specifically target tumor-associated stroma.
- Extra-domain B splice variant of fibronectin (EDB+FN) is an splice variant of fibronectin, a matrix protein upregulated in solid tumor stroma, which is associated with tumor growth, angiogenesis, and metastases.
- Here an immunohistochemistry (IHC) assay was developed to assess EDB+FN protein expression in the stroma of tumor and normal human tissues to characterize the potential of EDB+FN as a therapeutic target for solid tumors with high unmet need.

Epithelial cells
Cancer cells
Fibroblast
Activated fibroblast
Integrin
Growth Factor/Cytokine
Growth factor receptor
Hyaluronan
Endothelial cells
Basement membrane
Fibronectin
Elastin
Collagen
Excessive cross-linked collagen
Proteoglycan

Figure 1: Tumor induced stroma is comprised of multiple cellular and extracellular matrix components, including fibronectin (1).

Methods

- An IHC assay for detection of EDB+FN protein expression in formalin-fixed paraffin-embedded (FFPE) tissues was developed. Anti-EDB+FN monoclonal antibody (clone L19), specific for detection of only the FN1 splice variant that contains extra-domain B, was titrated for a wide dynamic range of detection of weak, moderate, and strong expression (1.5 µg/mL, Fig. 2).
- To evaluate EDB+FN expression patterns and prevalence across cancer indications, whole tissue slides were commercially sourced and stained following an optimized IHC protocol. Slides from approximately 20 individuals per indication were evaluated.
- EDB+FN IHC staining was scored by a pathologist using an H-score approach, separately scoring EDB+FN expression in three areas: tumor-induced stroma, tumor cell membrane, and tumor cell cytoplasm.
  - H = (1 x % area, level 1) + (2 x % area, level 2) + (3 x % area, level 3)
- Percent stroma, by area, within each tumor tissue was determined by a pathologist using H&E-stained serial sections.
- A digital pathology algorithm was developed for streamlined assessment of EDB+FN expression in preclinical models. Briefly, using Qupath software, a tumor/stroma classifier was trained with multiple examples of tumor and stroma morphology across a range of indications and this classifier was applied to categorize individual cells within each slide scan. Thresholds for level 1, level 2, and level 3 expression intensity were set using pathologist-scored samples as a guide. Combined areas of each cell category and each intensity threshold are used to compute percent stroma and EDB+FN digital H-score, respectively.

1 µg/mL
1.5 µg/mL
2 µg/mL
2.5 µg/mL
weak
moderate
strong
EDB+FN
Hematoxylin
Loss of weak signal
Saturation of moderate-strong signal

Figure 2: IHC using antibody clone L19 at a concentration of 1.5 µg/mL shows a wide dynamic range of detection for EDB+FN protein expression in FFPE tissue sections of lung cancer.

Thyroid
Head & Neck
Breast (TNBC)
Breast (HR+)
Cancer
Normal Tissue
Stromal H-score: 180
Stromal H-score: 200
Stromal H-score: 150
Stromal H-score: 80
Stromal H-score: 0
EDB+FN
Nuclei
Liver
Soft Tissue
Pancreas
Lung
Ovary
Kidney
Stromal H-score: 160
Stromal H-score: 106
Stromal H-score: 90
Stromal H-score: 225
Stromal H-score: 90
Stromal H-score: 46

Figure 3: EDB+FN is broadly and differentially expressed across multiple human tumor types with highly disease-specific expression and virtually no staining in normal human tissue.

Figure 4: EDB+FN is expressed predominantly in tumor-induced stroma with low tumor cell cytoplasm and tumor cell membrane expression.

Tumor-induced stroma
Tumor cell membrane
Tumor cell cytoplasm

THYROID
HEAD & NECK
BREAST
LIVER
SOFT TISSUE
PANCREAS
LUNG
OVARY
KIDNEY
EDB+FN H-score
Thyroid Cancer
Head and Neck SCC
TNBC
HR+ Breast Cancer
HCC
Sarcoma
Pancreatic Cancer
NSCLC
Ovarian Cancer
RCC

THYROID
HEAD & NECK
BREAST
LIVER
SOFT TISSUE
PANCREAS
LUNG
OVARY
KIDNEY
Stromal EDB+FN H-score
Thyroid Cancer
Normal Thyroid
Head and Neck SCC
Normal Head and Neck
TNBC
HR+ Breast Cancer
Normal Breast
HCC
Normal Liver
Sarcoma
Normal Soft Tissue
Pancreatic Cancer
Normal Pancreas
NSCLC
Normal Lung
Ovarian Cancer
Normal Ovary
RCC
Normal Kidney

Figure 5: EDB+FN exhibits disease-specific expression in tumor induced stroma, with little to no expression in normal tissue stroma.

Amount of stroma is not itself predictive of EDB+FN expression

Thyroid Cancer
Head and Neck SCC
TNBC
HR+ Breast Cancer
HCC
Sarcoma
Pancreatic Cancer
NSCLC
Ovarian Cancer
RCC
Stromal EDB+FN H-score
Percent stroma

Figure 6: Stromal EDB+FN expression does not strongly correlate with percent stroma. Y-axis shows stromal EDB+FN expression score based on IHC and X-axis shows percent stroma from serial section H&E. Each point represents one individual (some points may be overlapping).

Digital pathology algorithm developed for streamlined scoring of EDB+FN IHC

EDB+FN Hematoxylin
Stroma Tumor
Stroma Tumor
Stromal EDB+FN
Level 1 Level 2 Level 3

Figure 7: Development of a digital pathology algorithm for scoring EDB+FN IHC. A classifier was trained using examples of tumor cell (red) and tumor-induced stroma (green) morphologies from multiple indications and applied to categorize cells. Thresholding was applied with intensity cutoffs for each EDB+FN expression level set using pathologist scores as guides. Combined areas of each cell category and each intensity threshold were used to compute percent stroma and EDB+FN digital H-scores, respectively. This algorithm can be used for streamlined scoring of preclinical samples.

Conclusions

- The tumor-induced, stroma-specific expression of EDB+FN and broad distribution of expression across indications make EDB+FN an ideal target for high-unmet-need solid tumors.
- Percent stroma itself is not predictive of EDB+FN expression within a tumor, underscoring the need for a specific and robust assay to evaluate EDB+FN protein expression.
- The specificity and dynamic range of the IHC assay developed by PYXS for detection of EDB+FN protein expression position it as a robust potential biomarker assay for EDB+FN-targeting therapeutics.
- Work is ongoing using digital pathology to evaluate the distribution of EDB+FN expression and potential correlations with tissue architecture and cancer pathology.

References

(1) Jurj, A., Ionescu, C., Berindan-Neagoe, I., & C. Braicu (2022). The extracellular matrix alteration, implication in modulation of drug resistance mechanism: friends or foes? Journal of Experimental & Clinical Cancer Research, 41, 276.

Contact Info: Presenting & Primary Author Sara Lewandowski slewandowski@pyxisoncology.com

www.pyxisoncology.com

Figure 3. AACR 2014 – Abstract Number: 4837

Extracellular proteolytic cleavage of peptide-linked antibody-drug conjugates promotes bystander killing of cancer cells

AACR 2014 #4837

My-Hanh Lam[1], Judy Lucas[1], Andreas Maderna[2], Hallie Wald[1], Megan Wojciechowicz[1], Russell Dushin[2], Bryan Peano[1], Vlad Buklan[1], Fang Wang[1], Jeremy Myers[1], Xingzhi Tan[1], Sylvia Musto[1], Hans-Peter Gerber[1], Frank Loganzo[1]

[1] Oncology Research Unit, Pfizer, Pearl River, NY, and [2] Worldwide Medicinal Chemistry, Pfizer, Groton, CT

Oncology
A Pfizer Research Unit

BACKGROUND & ABSTRACT

- Antibody drug conjugates (ADCs) are designed to deliver cytotoxic payloads to tumor cells via binding of antibody to surface antigen followed by internalization and intracellular drug release. Immunoconjugate linkers are typically categorized as non-cleavable or cleavable; a cleavable linker example is Y_mcValCitPABC_X, with antibody Y, a dipeptide sequence with self-immolative PABC spacer, and cytotoxic payload X. This linker is known to be cleaved by endosomal/ lysosomal proteases such as cathepsins, releasing attached payload.
- In addition to intracellular processing of this linker, we report that conditioned media of cultured tumor cell lines is sufficient to promote extracellular cleavage of ADCs with dipeptide-linked payloads. ADCs incubated with conditioned media from cultured tumor cell lines causes cytotoxicity of antigen-negative recipient cells. Conditioned media also promoted cleavage of a dipeptide-based cleavable substrate with fluorescent probe. An ELISA also confirmed the presence of cathepsins in conditioned media.
- In all cases, the magnitude of the response was greatest when donor cells were grown in 3D culture. In contrast, minimal response was observed using conditioned media from other cancer cell lines.
- Complementing these studies, we demonstrated proteolytic activity in the interstitial fluid derived from tumors grown in athymic mice. Fluid extracted from xenograft tumors (cultured cancer cell lines and patient-derived tumors) demonstrated proteolytic activity using a cleavable-fluorescent linker-probe in a plate assay.

Hypothesis: The effect of some cleavable linker-payloads may be due to extracellular proteolysis

ADC with Cleavable Linker
ADC with Non-cleavable Linker
Proteolysis
Bystander effect of permeable payload
Direct antigen-dependent cell kill
Bystander effect from extracellular proteolysis

Observation: Some tumor xenografts in mice are inhibited with ADCs containing non-targeting IgG and cleavable-linked payloads

PA0165 (PancCa PDX)
HCC2429 (LungCa CLX)
PBS
Neg-mcAur @3 mpk
Neg-vcAur1 @ 3 mpk
Neg-vcAur1 @6 mpk
Tumor volume (mm3)
DAY
Relative magnitude of effect of non-targeting vcADC:
++
-/+

Left panel: Pancreatic patient derived tumor fragment (PA0165) was implanted subcutaneously into athymic mice. At ~200 mg staging, mice were treated q4d x 4 with PBS vehicle (*black line*), 3 mg/kg of Neg-vcAur1 (non-targeting antibody with cleavable-linked auristatin, *red line*), or 3 mg/kg Neg-mcAur (non-targeting antibody with non-cleavable-linked auristatin, *blue line*).

Right panel: Lung cancer cell line (HCC2429) was implanted subcutaneously into athymic mice. At ~200 mg staging, mice were treated q4d x 4 with PBS vehicle (*black line*), 3 mg/kg (*red line*) or 6 mpk (*blue line*) of Neg-vcAur1 (non-targeting antibody with cleavable-linked auristatin). *All animal experiments were reviewed and approved by Pfizer IACUC.*

Non-targeting ADC with cleavable-linker, in presence of conditioned media from donor cell line N87, inhibits recipient cells

• 2D growth
or
• 3D growth
(Cultrex embedded)
(Grown 3 - 7 days)
DONOR cell
• Discard media from Recipient Cell
• Add 100 µl of Conditioned Medium from Donor Cell
+ ADC
RECIPIENT cell
All Non-targeting ADCs for Recipient Cells:
• Neg-vcAur1 (cleavable linker)
• X- vcAur1 (cleavable linker)
• Neg-mcAur? (non-cleavable linker)
READOUT:
Standard 2D cytotoxicity assay of RECIPIENT CELLS (4 days)

Culture format: 2D
3D (Cultrex)
Conditioned Media from Cell line:
N87
HCC2429
No ADC
Neg-mcAur?
X-vcAur1
Neg-vcAur1
Cytotoxicity of Recipient cell line MDA-MB-468
Days of secretion

Conditioned media from donor N87 or HCC2429 cells is collected on day 4 and 7, then incubated with 100 nM of the indicated non-targeting ADCs in the presence of recipient MDA-MB-468 cells for 4 days, followed by cytotoxicity assessment of recipient cell by MTS assay. Cytotoxicity of recipient cells up to 50% is observed in presence of vcAur1 ADCs incubated with media from N87 cells grown in embedded 3D culture, suggesting cleavage of ValCitPABC by released N87 proteases. Data are normalized to individual conditioned media with no ADC. In contrast, there is no apparent cleavage of ValCitPABC or release of free Aur1 when using HCC2429 cell conditioned media (grown 2D or 3D, *lower panels*)

Increased bystander cell kill using conditioned media (CM) from certain tumor cells in presence of mcValCitPABC-Aur1 ADCs. Effect is amplified using CM from 3D culture.

Cell lines:
CM from 2D Culture
CM from 3D Culture
N87 CM on 468 cells
U87 CM on 468 cells
PA0165 (PDX) CM on HT29 cells
HCC2429 CM on 468 cells
Days of secretion

Conditioned media from the indicated cell line collected after 3, 4, or 7 days. All ADCs are non-targeting for the recipient cells, and are dosed at 100 nM payload concentration. Cytotoxicity assays of recipient cells (468 and HT29) were conducted for 4 days with MTS endpoint. Data are the mean ± SD of 3 – 5 independent experiments.

Conditioned media shows proteolytic activity in plate-based assay with dipeptide-AMC substrate

ASSAY FORMAT:
Dipeptide
AMC
cathepsin
MalC-ValCit-AMC (aminocoumarin)
Substrate-Fluor Probes
MalC-ValCit-AMC
Z-ArgArg-AMC
Cells grown in 2D
Cells grown in 3D
Relative Proteolytic Activity
Media alone
Media Control
Conditioned media
N87
U87
PA0165
HCC2429
HT29
Correlation with IN VIVO Neg-vcAur1 activity:
+/++
-/+
+/++
-/+

Conditioned media from tumor cell lines grown in 2D (*left*) or 3D (*right*) culture were incubated with ValCit-AMC probe overnight at 37C, then fluorescence measured on a plate reader. Interestingly, elevated proteolytic activity was observed in cell line models where in vivo activity was observed against vcAur1 ADCs. *Media control = media (no cells) incubated for 3 or 7 days at 37C before cathepsin assay. Cathepsin activity normalized to cell number when conditioned media was harvested.*

Cathepsin inhibitors attenuate proteolytic activity of cell line conditioned media

Standard curve using purified Cathepsin B with substrate mcValCit-AMC, +/- cathepsin inhibitors
PDX 2D-culture conditioned media with substrate mcValCit-AMC, +/- cathepsin inhibitors
No inhibitor
30 uM E64D
30 uM CA074
RFU
Time (min)

Left panel: Purified cathepsin B was incubated with vcAMC probe +/- 30 uM cathepsin inhibitors E64D or CA074, demonstrating complete inhibition of proteolysis in plate-based assay. *Right panel:* Proteolytic activity in conditioned media from pancreatic PDX PA0165 grown in 2D is also inhibited by cathepsin inhibitors (30 hr proteolysis timepoint). *Assay buffer: 60 uM mcValCit-AMC in 50 mM sodium acetate, pH 5.0, 2 mM DTT.*

Cathepsin ELISA detects Cathepsin B protein in conditioned media

Cells grown in 2D
Cells grown in 3D
Media control
Conditioned media
Media alone
pg/million cells
N87
U87
PA0165
HCC2429
HT29
Correlation with IN VIVO Neg-vcAur1 activity:
+/++
-/+
+/++
-/+

Conditioned media from tumor cell lines grown in 2D (*left*) or 3D (*right*) culture were tested in an ELISA specific for human cathepsin B. *Media control = media without cells incubated for 3 or 7 days at 37C before ELISA. Cathepsin levels normalized to cell number.*

Protease activity in Interstitial Fluid: Cleavage of mcValCit-AMC probe

Interstitial fluid collected from the indicated PDX or cell-line xenografts or normal tissue (500 ug/ml total protein) was evaluated in the proteolysis assay with ValCit-AMC probe. Data are represented as percent signal compared with equivalent total protein from a mouse liver lysosomal preparation. Color by replicate samples to view inter-animal variation.

Several cell lines exhibit extracellular proteolysis, enhanced in 3D culture, which correlates with in vivo profile

Cell line	Bystander Cytotox (2D CM)	Bystander Cytotox (3D CM)	vc-Probe proteolysis (3D CM)	Cathepsin B ELISA (3D CM)	In vivo efficacy observed with Neg-vcAur1 ADC
N87 (GastricCa CLX)	+	++	+	++	+
U87 (Glio CLX)	-	++	+	++	+
PA0165 (Panc PDX)	++	++	++	++	++
HCC2429 (LuCa CLX)	-	-/+	-	-	-/+
HT29 (CoCa CLX)	-	-/+	-	-	-

CONCLUSIONS

- ➢Different levels of proteolytic activity were detected in the conditioned media of cultured cancer cell lines, assessed by cytotoxicity studies, proteolysis assays with ValCit-containing fluorescent substrate, and by cathepsin ELISA. These effects were enhanced when donor cells were grown in 3D cultures.
- ➢ Proteolytic activity was detected in the interstitial fluid from cancer cell line xenografts and patient-derived xenografts implanted in athymic mice.
- ➢ These data are consistent with the reported secretion of cathepsins by cancer cells, and we now show that these proteases may mediate extracellular release of cytotoxic payloads from ADCs containing peptide-based cleavable linkers.
- ➢ Efficacy associated with non-targeting ADCs is sometimes attributed to pinocytosis and other non-specific uptake mechanisms; these extracellular proteolysis data suggest an alternative explanation for biological activity observed with non-targeting ADCs.
- ➢Released permeable payload from extracellular cleavage of ADCs may promote the killing of proximal antigen-negative cancer cells in a heterogeneous tumor mass, providing a beneficial debulking effect.

ACKNOWLEDGEMENTS

We gratefully acknowledge the contributions from our colleagues in the ORU, WWMC, GBT, PDM, and DSRD.

---tables to follow---

PYXIS ONCOLOGY, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenues
Royalty revenues	$8,146	$—
Sale of royalty rights	8,000	—
Total revenues	16,146	—
Costs and operating expenses:
Cost of revenues	475	—
Research and development	13,029	11,901
General and administrative	8,247	9,053
Total costs and operating expenses	21,751	20,954
Loss from operations	(5,605)	(20,954)
Other income, net:
Interest and investment income	1,550	1,673
Sublease income	799	38
Total other income, net	2,349	1,711
Net loss	$(3,256)	$(19,243)
Net loss per common share - basic and diluted	$(0.06)	$(0.54)
Weighted average shares of common stock outstanding - basic and diluted	51,289,284	35,351,671

PYXIS ONCOLOGY, INC.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$27,967	$9,664
Marketable debt securities, short-term	129,060	109,634
Restricted cash	1,472	1,472
Accounts receivable	8,000	—
Prepaid expenses and other current assets	5,880	3,834
Total current assets	172,379	124,604
Property and equipment, net	11,333	11,872
Intangible assets, net	23,730	24,308
Operating lease right-of-use assets	12,778	12,942
Total assets	$220,220	$173,726
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,293	$3,896
Accrued expenses and other current liabilities	10,828	12,971
Operating lease liabilities, current portion	1,020	1,232
Deferred revenues	—	7,660
Total current liabilities	14,141	25,759
Operating lease liabilities, net of current portion	19,759	20,099
Deferred tax liability, net	2,164	2,164
Total liabilities	36,064	48,022
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share	—	—
Common stock, $0.001 par value per share	59	45
Additional paid-in capital	473,638	411,821
Accumulated other comprehensive (loss) income	(60)	63
Accumulated deficit	(289,481)	(286,225)
Total stockholders’ equity	184,156	125,704
Total liabilities and stockholders’ equity	$220,220	$173,726

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